BLAKE, CASSELS & GRAYDON LLP
                           BOX 25, COMMERCE COURT WEST
                                 199 BAY STREET
                        TORONTO, ONTARIO, CANADA, M5L 1A9





                                                          September 25, 2000


Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C.  20549


         Re:  Canada Southern Petroleum Ltd.

Ladies and Gentlemen:

         We hereby consent to the reference to our firm under the caption "Legal Matters" in the prospectus constituting a part of the registration statement on Form S-1 filed by Canada Southern Petroleum Ltd., a corporation governed by the laws of Nova Scotia, Canada.


                                    Very truly yours,

                                    BLAKE, CASSELS & GRAYDON LLP


                                    By: Jeffrey Kerbel
                                        Jeffrey Kerbel
                                        A Partner